Exhibit 4(l)


             AMENDMENT NO. 1 TO WAREHOUSE SECURITY AGREEMENT



             AMENDMENT NO. 1 TO WAREHOUSE SECURITY AGREEMENT
("Amendment No. 1"), dated as of February 23, 1994, between MARKET STREET MORTGAGE CORPORATION, a Michigan corporation (the "Assignor"), and GE CAPITAL MORTGAGE SERVICES, INC., a New Jersey corporation (the "Lender")


                          W I T N E S S E T H:


             WHEREAS, the Assignor and the Lender entered into a Warehouse Credit Agreement, dated as of July 30, 1993, which was amended by an Amendment No. 1 thereto dated as of October 16, 1993 (as so amended, and as hereafter amended or supplemented, the "Warehouse Credit Agreement"), pursuant to which the Lender has agreed to make certain advances (the "Advances") to the Assignor, in a maximum aggregate principal amount of $85,000,000; and

             WHEREAS, the Advances are evidenced by the Assignor's promissory note dated as of July 30, 1993 (the "Note") in the stated principal amount of $85,000,000, and are secured, among other things, by a Warehouse Security Agreement, dated as of July 30, 1993, between the Assignor and the Lender (the "Original Warehouse Security Agreement"); and

             WHEREAS, the Assignor and the Lender desire to further amend and supplement the Warehouse Credit Agreement (by an "Amendment No. 2" of even date herewith) in order to provide additional terms and conditions for the incurrence by the Assignor of certain Advances thereunder; and

             WHEREAS, it is a condition precedent to the effectiveness of Amendment No. 2 to the Warehouse Credit Agreement that the Assignor shall have executed and delivered to the Lender this Amendment No. 1 to the Warehouse Security Agreement;

             NOW, THEREFORE, in consideration of the benefits to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Lender and hereby covenants and agrees with the Lender as follows:

          1.   Definitions.

               (a) Definitions in Original Warehouse Security Agreement. All capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall have the same meanings assigned to such terms in the Original Warehouse Security Agreement or in the Warehouse Credit Agreement (including, without limitation, Amendment No. 2 thereto).

               (b) Amendments to Original Definitions. The definition of "Collateral" in Section 1 of the Original Warehouse Security Agreement is hereby amended to add the definition of the "REO Collateral" set forth in
Section 2 of this Amendment No. 1, which shall henceforth be deemed to be paragraph (x) of the definition of "Collateral."

               (c) Additional Defined Terms. Section 14 of the Original Warehouse Security Agreement is hereby amended to add the following new definitions, in the appropriate alphabetical order:

               "Amendment No. 1" shall mean this Amendment No. 1 to Warehouse Security Agreement.

               "Mortgage File" shall mean the file containing the Mortgage Loan Documents pertaining to a particular Mortgage Loan.

               "Mortgage Loan Documents" shall mean the loan documents pertaining to any Mortgage Loan, including, without limitation, the Mortgage Note, the Mortgage, any assignment of the Mortgage, any loan guarantee, the title insurance policy and, if applicable, the policy of primary mortgage guaranty insurance.

               "REO Claims" shall mean all rights of the Assignor to receive, from an Agency, FHA, VA, or any other Person, any payment, compensation, reimbursement, cost, expense or other amount in connection with (i) the Assignor's repurchase of an REO Loan from GNMA, or (ii) the foreclosure, acquisition, conveyance, assignment, operation, protection or preservation of any REO Loan or REO Property (including, without limitation, loan guarantee payments, servicing advances, taxes, insurance, rental expenses, inspection fees, costs of maintenance and upkeep, title charges, bankruptcy fees, costs of sheriff's sales, advertising, filing fees, appraisals, recording fees and the fees and expenses of attorneys, appraisers, realtors or other parties in connection with any of the foregoing).


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

               "REO Collateral" shall have the meaning provided in Section 2 of this Amendment No. 1.

               "REO Obligations" shall mean Obligations which constitute any of the following: (a) the obligation of the Assignor to repay all REO Advances pursuant to the terms of the Warehouse Credit Agreement, and all other indebtedness, fees, obligations and liabilities (including, without limitation, guarantees or other contingent liabilities) of the Assignor to the Lender or the holder of the Note relating to REO Advances or REO Collateral arising under or in connection with any Credit Document; (b) any and all sums advanced by the Lender in order to preserve the REO Collateral or preserve its security interest in the REO Collateral and any other amounts owing to the Lender under the Warehouse Security Agreement in connection with the REO Collateral; and (c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Assignor referred to in clause (a) after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the REO Collateral, or of any exercise by the Lender of its rights under the Warehouse Security Agreement with respect to the REO Collateral, together with reasonable attorneys' fees and court costs.

               "Serviced Loan" shall mean any Mortgage Loan from time to time included in the Borrower's Servicing Portfolio.

               "Servicing File" shall mean, collectively, the documents, files and other items pertaining to a Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes and all additional documents generated as a result of, or utilized in originating and/or servicing, such Serviced Loan.

               "Servicing Rights" shall mean, with respect to any Serviced Loan, any and all of the following: (a) all rights to service the Serviced Loan; (b) any payments or monies payable or received for servicing the Serviced Loan; (c) any late fees, assumption fees, penalties or similar payments payable or received with respect to the Serviced Loan; (d) all rights to receive (from the mortgagor, from insurance proceeds, claims settlements, or any other source) funds advanced (i) to cover delinquent loan payments or (ii) in the performance of other servicing obligations (including, without limitation, the preservation, protection, management and disposition of mortgaged properties and the enforcement of judicial or other remedial proceedings with respect thereto); (e) escrow payments or other similar payments payable or received with respect to the Serviced Loan; (f) all


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

          accounts and other rights to payments related to any of the property described in this paragraph; (g) possession and use of any and all Servicing Files pertaining to the Serviced Loan or pertaining to the past, present or prospective servicing of the Serviced Loan; (h) all rights under all agreements or documents creating, defining or evidencing any such servicing rights; and
          (i) all rights, powers and privileges incident to any of the foregoing.

          2. Pledge of REO Collateral. (a) As additional security for the prompt and complete payment and performance when due of all REO Obligations, the Assignor does hereby sell, pledge, assign, hypothecate, transfer and grant unto the Lender, a continuing security interest of first priority in all of the right, title and interest of the Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired (all of the following, collectively, the "REO Collateral"):

                    (i)       all Servicing Rights;

                    (ii) all Servicing Files and Mortgage Files relating to Serviced Loans;

                    (iii)     all REO Claims;

                    (iv) All General Intangibles, Instruments, Documents, Chattel Paper, Receivables, Contracts, and Contract Rights evidencing, securing, supporting or relating to Servicing Rights or REO Claims;

                    (v)       All other documents, instruments,
          certificates, forms, statements, surveys, appraisals, correspondence, files, tapes, disks, cards, computer programs, accounting records and other information and data relating to any and or all of the foregoing; and

                    (vi)      Any Proceeds of any and all of the foregoing.

               (b) The security interest in the REO Collateral granted pursuant to clause (a) above is intended as additional security for the REO Obligations only, and does not secure any other Obligations.

          3.   Amendments to Original Warehouse Security Agreement.

               (a) Section 2 of the Original Warehouse Security Agreement is hereby amended to insert the following provision immediately after the phrase "to endorse any checks or other instruments or orders in connection therewith":


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

     ", to exercise or perform (and to arrange for any subservicer to exercise or perform) any and all Servicing Rights, to execute and deliver any consents, approvals, powers of attorney, assignments of mortgages, assumption agreements, termination agreements, purchase contracts or any other document related to the Servicing Rights, the termination or cancellation of the Assignor's rights with respect to the Servicing Rights, or the transfer or sale to, or assumption by, the Lender or its designee of any Servicing Rights, and to request, seek to arrange, and cooperate with any Agency or any other Person in effecting the termination, sale or transfer of any Servicing Rights or other REO Collateral."

               (b) Section 3 of the Original Warehouse Security Agreement is hereby amended to add the following sentence at the end of said Section:

     "Anything to the contrary herein notwithstanding, any sums of money paid in respect of any REO Collateral which is received by the Assignor and paid to the Lender under this Section 3 shall be credited solely against REO Obligations."

               (c) There shall be added to Section 4 of the Original Warehouse Security Agreement a new paragraph (f), which shall read in full as follows:

     "(c) Anything to the contrary in this Section 4 notwithstanding, the Borrower shall be entitled to have REO Collateral released from the Lien granted pursuant to this Agreement, upon the Borrower's written request therefor to the Lender, without prepaying any Advances; provided that (i) no Default or Event of Default has occurred and is continuing at the time of making any such request, or would result therefrom, (ii) the Borrower reimburses the Lender promptly upon request for any fees, costs or expenses incurred by the Lender in effecting such release of REO Collateral, and (iii) the Borrower shall have demonstrated to the Lender's satisfaction that immediately following such release the Borrower's Servicing Portfolio will equal or exceed $600,000,000 and will continue to comply with Section 7.14 of the Warehouse Credit Agreement."

               (d) Section 6 of the Original Warehouse Security Agreement is hereby amended by adding a new paragraph (c) to said Section, to read in full as follows:

     "(c) If any Event of Default shall have occurred and be continuing, then and in every such case, in addition to the remedies provided under paragraphs (a) and (b) above, the Lender may, but shall not be obligated to, assume the servicing of any or all of the Serviced Loans or arrange for a subservicer with respect thereto. If the Lender exercises such remedy, the Assignor shall be responsible for, and shall remit to the Lender promptly upon request, all fees, costs and expenses incurred by the Lender in connection therewith, and shall use its best efforts to assist the Lender (or any designated subservicer) in effectuating the assumption of such servicing rights (including, without limitation, executing and delivering to the


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

     Lender any consents and approvals, powers of attorney, transfer or assumption documents, or any other document or instrument requested by Lender, or required pursuant to Agency Requirements or the requirements of any other governmental authority, and shall also use its best efforts to obtain for the benefit of the Lender any consents or approvals of any Agency, or any other Person required to effectuate such assumption."

               (e) Section 8 of the Original Warehouse Security Agreement is hereby amended by adding a new paragraph (d) to said Section, to read in full as follows:

     "(d) It is further understood by the parties that the proceeds of any REO Collateral shall be applied (in the order of priority set forth in clauses (a), (b) and (c) above), solely to the payment of REO Obligations, and fees and expenses associated with the disposition of REO Collateral. Notwithstanding the foregoing, nothing in this paragraph (d) or elsewhere in this Agreement shall limit or restrict the Lender's right to apply proceeds of any Collateral other than REO Collateral to the payment of REO Obligations, at such times and in such order of priority (subject to paragraphs (a), (b) and (c) above) as the Lender shall determine, nor shall the Lender be required to realize upon, or exhaust the proceeds of disposition of, any REO Collateral before using proceeds of other Collateral to satisfy REO Obligations."

               (f) Section 10 of the Original Warehouse Security Agreement is hereby amended by adding a new paragraph (l) to said Section, to read in full as follows:

     "(l) Servicing Files and Related Records. The Assignor will maintain (and will cause any subservicer thereof to maintain) satisfactory and complete records with respect to all Serviced Loans whose related Servicing Rights are pledged as Collateral hereunder, sufficient to permit the proper servicing thereof. If an Event of Default shall have occurred and be continuing, the Assignor will (i) deliver and turn over the Lender, or at the option of the Lender shall provide the Lender with access to, at any time on demand of the Lender, the Servicing Files and Mortgage Files maintained by the Assignor with respect to such Serviced Loans, and/or (ii) allow the Lender to occupy the premises of the Assignor where such Servicing Files and Mortgages Files are located and utilize such premises and the equipment located thereon to service and administer the Serviced Loans and make collections with respect to the REO Collateral."

          4. Further Assurances. The Assignor shall execute and deliver to the Lender from time to time all such other agreements, instruments and documents (including, without limitation, any consents, approvals, acknowledgments or agreements of any Agency) and shall do all other and further acts and things as the Lender may


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

request in order to further evidence or carry out the intent of this Amendment No. 1 or to preserve or perfect the security interests created hereby or intended so to be.

          5. Ratification of Original Warehouse Security Agreement. This Amendment No. 1 is executed and delivered, and shall be considered as, an amendment and supplement to the Original Warehouse Security Agreement and shall form a part thereof and, except as otherwise herein provided, the provisions of the Original Warehouse Security Agreement, including, without limitation, all representations, covenants, agreements, obligations and rights contained therein, are hereby ratified, confirmed and approved in all respects.

          6. Confirmation of Other Obligations. The Assignor hereby confirms and agrees that the execution and delivery of this Amendment No. 1 does not in any way diminish or invalidate any of its obligations under the Note and the Warehouse Credit Agreement.

          7. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties which it made in the Original Warehouse Credit Agreement and the Original Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

          8. Governing Law. This Amendment No. 1 shall be governed by and construed according to the laws of the State of New Jersey and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

          9. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Assignor and the Lender.

          10. Effectiveness. This Amendment No. 1 shall become effective on the date on which the Assignor and the Lender shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Lender at its Office.

          11. Headings Descriptive. The headings of the several sections and subsections of this Amendment No. 1 are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 1.


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

            IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute and deliver this Amendment No. 1 as of the date first above written.

Address:                                MARKET STREET MORTGAGE
2650 McCormick Drive, Suite 200          CORPORATION, as Assignor
Clearwater, FL 34619
Attn: Tracy S. Jackson
Facsimile No.: (813) 791-4136           BY: /s/ Tracy S. Jackson
                                            ------------------------------
                                            Title: Senior Vice President


Three Executive Campus                  GE CAPITAL MORTGAGE
Cherry Hill, NJ 08002                    SERVICES, INC., as Lender
Attn: William E. Mezger
Facsimile No.: (609) 486-2777           BY: /s/ William E. Mezger
                                            ------------------------------
                                            Title: Senior Vice President


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